Exhibit 23.1

Board of Directors
Paw Spa, Inc.
Golden, Colorado

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 1, 2007, on the financial statements of Paw Spa, Inc. as of November 31, 2006 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Spokane, Washington

November 29, 2007